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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                DECEMBER 28, 2002
                                 DATE OF REPORT
                        (DATE OF EARLIEST EVENT REPORTED)

                             VILLAGEWORLD.COM, INC.
        (EXACT NAME OF SMALL BUSINESS ISSUER AS SPECIFIED IN ITS CHARTER)

       NEW YORK               0-28058                 11-3137508
   (STATE OR OTHER     (COMMISSION FILE NO.)       (IRS EMPLOYER
   JURISDICTION OF                                  IDENTIFICATION  NO.)
   INCORPORATION)

                   620 JOHNSON AVENUE, BOHEMIA, NEW YORK 11716
          (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

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                                 (631) 218-0700
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

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ITEM  5.    OTHER  EVENTS

     On December 28, 2002, pursuant to the automatic conversion terms of its Class C Preferred Stock, all outstanding shares thereof, together with accrued dividends thereon, were converted into 53,152,670 shares of the Company's common stock. After such conversion, actual outstanding common shares totaled 76,797,656. Giving effect to the common share equivalency of the Company's outstanding Class B Preferred Stock, the Company had 146,922,632 equivalent common shares outstanding after the automatic conversion of the Class C Preferred.

     As a result of the conversion of their Class C Preferred Shares, three holders thereof became holders of more than five percent of the Company's $.001 par value common stock, including two such holders who became Section 16(a) Insiders under the Securities Exchange Act of 1934, in that they became holders of more than ten percent of outstanding common shares. Each of the three holders had previously converted other Class C shares; however, the common shares received upon such prior conversions, to the extent such shares are still owned by the three holders, would not materially increase the percent of actual outstanding common shares of the Company owned by them. The three holders and the number of shares each received upon conversion of the Class C Preferred Stock on December 28, 2002 are set forth below:
               Starling  Corp.          15,170,534
               Ted  Liebowitz           11,891,482
               Joseph  McGuire           4,844,398

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the small business issuer has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VILLAGEWORLD.COM,  INC.
(REGISTRANT)

 Dated: February 6, 2003          By:                /S/    Celia  I.  Schiffner
                                                     ---------------------------
                                                       Chief  Financial  Officer